                                                                   EXHIBIT 99.a4

                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC., a Maryland  corporation
whose  principal  Maryland  office  is  located  in  Baltimore,   Maryland  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has (i) established a new series of shares titled  Disciplined  Growth Fund, (ii) established a new series of shares titled  Long-Short  Equity Fund, and (iii) increased in some cases and decreased in some cases the number of shares of capital stock of certain  series that the Corporation has authority to issue in accordance with Section  2-105(c)
of the Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Three  Billion  (3,000,000,000)  shares of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Three
Billion (3,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock that the  Corporation  was  authorized  to issue was Thirty
Million  Dollars  ($30,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

     SIXTH: Immediately prior to the Reallocation,  the five (5) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

SERIES                            NUMBER OF SHARES        AGGREGATE PAR VALUE
------                            ----------------        -------------------
Global Gold Fund                     510,000,000              $ 5,100,000
Income & Growth Fund               1,070,000,000             $ 10,700,000
Equity Growth Fund                   620,000,000              $ 6,200,000
Utilities Fund                        60,000,000               $  600,000
Small Company Fund                   660,000,000              $ 6,600,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately  prior to the  Reallocation,  the  number  of  shares allocated  among the  Classes of shares  (defined  below in  Article  NINTH) and aggregate par value of each was as follows:

                                              NUMBER OF
                                              SHARES                AGGREGATE
SERIES NAME               CLASS NAME          AS ALLOCATED          PAR VALUE
-----------               ----------          ------------          ---------
Global Gold Fund          Investor            500,000,000          $5,000,000
                          Advisor              10,000,000             100,000
Income & Growth Fund      Investor            500,000,000          $5,000,000
                          Institutional        50,000,000             500,000
                          Advisor             500,000,000           5,000,000
                          C                    10,000,000             100,000
                          R                    10,000,000             100,000
Equity Growth Fund        Investor            500,000,000          $5,000,000
                          Institutional        50,000,000             500,000
                          Advisor              50,000,000             500,000
                          C                    10,000,000             100,000
                          R                    10,000,000             100,000
Utilities Fund            Investor             50,000,000            $500,000
                          Advisor              10,000,000             100,000
Small Company Fund        Investor            500,000,000          $5,000,000
                          Institutional        50,000,000             500,000
                          Advisor             100,000,000           1,000,000
                          R                    10,000,000             100,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized  capital stock of the Corporation among the seven (7) Series of stock of the Corporation as follows:

SERIES                         NUMBER OF SHARES             AGGREGATE PAR VALUE
------                         ----------------             -------------------
Global Gold Fund                 310,000,000                    $ 3,100,000
Income & Growth Fund             680,000,000                    $ 6,800,000
Equity Growth Fund               420,000,000                    $ 4,200,000
Utilities Fund                   110,000,000                    $ 1,100,000
Small Company Fund               810,000,000                    $ 8,100,000
Disciplined Growth Fund          320,000,000                    $ 3,200,000
Long-Short Equity Fund           350,000,000                    $ 3,500,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter  referred to as a "Class")  for each Series of the capital  stock of the  Corporation  and (b) has  allocated  shares  designated  to each  Series in
Article  EIGHTH  above  among the  Classes of shares.  As a result of the action taken by the Board of  Directors,  the Classes of shares of the seven (7) Series of stock of the  Corporation and the number of shares and aggregate par value of each is as follows:

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                                               NUMBER OF
                                               SHARES               AGGREGATE
SERIES NAME               CLASS NAME           AS ALLOCATED         PAR VALUE
-----------               ----------           ------------         ---------
Global Gold Fund          Investor              300,000,000        $3,000,000
                          Advisor                10,000,000           100,000
Income & Growth Fund      Investor              400,000,000        $4,000,000
                          Institutional          60,000,000           600,000
                          Advisor               200,000,000         2,000,000
                          C                      10,000,000           100,000
                          R                      10,000,000           100,000
Equity Growth Fund        Investor              300,000,000        $3,000,000
                          Institutional          50,000,000           500,000
                          Advisor                50,000,000           500,000
                          C                      10,000,000           100,000
                          R                      10,000,000           100,000
Utilities Fund            Investor              100,000,000        $1,000,000
                          Advisor                10,000,000           100,000
Small Company Fund        Investor              400,000,000        $4,000,000
                          Institutional         200,000,000         2,000,000
                          Advisor               200,000,000         2,000,000
                          R                      10,000,000           100,000
Disciplined Growth Fund   Investor              200,000,000         2,000,000
                          Institutional          50,000,000           500,000
                          Advisor                60,000,000           600,000
                          R                      10,000,000           100,000
Long-Short Equity Fund    Investor              200,000,000         2,000,000
                          Institutional          50,000,000           500,000
                          Advisor                60,000,000           600,000
                          R                      10,000,000           100,000
                          A                      10,000,000           100,000
                          B                      10,000,000           100,000
                          C                      10,000,000           100,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the Series and Classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

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     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC. has
caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf  by its  Vice  President  and  attested  to by its  Assistant
Secretary on this 29th day of August, 2005.

                                      AMERICAN CENTURY QUANTITATIVE EQUITY
                                      FUNDS, INC.

ATTEST:

/s/ Otis H. Cowan III                 By:  /s/ David H. Reinmiller
---------------------------------          -------------------------------------
Name:   Otis H. Cowan III                  Name:   David H. Reinmiller
Title:  Assistant Secretary                Title:  Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  QUANTITATIVE  EQUITY
FUNDS,  INC., who executed on behalf of said Corporation the foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  August 29, 2005

                                      /s/ David H. Reinmiller
                                      ------------------------------------------
                                      David H. Reinmiller, Vice President

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